Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 25, 2015, with respect to the consolidated financial statements included in the Annual Report of ARC Group Worldwide, Inc. on Form 10-K for the year ended June 30, 2015.  We consent to the incorporation by reference of said report in the Registration Statements of ARC Group Worldwide, Inc. on Forms S-8 (File No. 333-209043 and File No. 333-208345).

/s/ GRANT THORNTON LLP

Denver, Colorado

September 9, 2016